Exhibit 99.1

For Further Information Contact:

Investor Relations Sukhi Nagesh Tel: 408-222-8373 sukhi@marvell.com	Media Relations Daniel Yoo Tel: 408-222-2187 yoo@marvell.com

Marvell Technology Group Seeks to Overturn Jury’s Patent Infringement Findings

Santa Clara, Calif. (December 27, 2012) — Marvell (NASDAQ: MRVL), a global leader in integrated silicon solutions, announced that on December 26, 2012, a jury in Pittsburgh delivered a verdict in a lawsuit brought by Carnegie Mellon University (“CMU”) against Marvell and Marvell Semiconductor, Inc. (“MSI”), Marvell’s U.S. operating subsidiary, in the United States District Court for the Western District of Pennsylvania. In the lawsuit, CMU asserted that Marvell infringed two CMU patents claiming a specific technique related to read channel detector technology that is not practiced by any Marvell chips. Specifically, the patents at issue are U.S. Patent Nos. 6,201,839 and 6,438,180. Marvell and MSI strongly believe the theoretical methods described in these patents cannot practically be built in silicon even using the most advanced techniques available today, let alone with the technology available a decade ago. Rather, Marvell and MSI use their own patented read channel technology developed in house. Nevertheless, the jury disagreed with Marvell and MSI’s position and found that the patents were literally and willfully infringed and valid, and awarded damages in the amount of $1.17 billion.

In the meantime, Marvell and MSI believe there should be no disruption to their business or to customers as a result of the verdict. Marvell and MSI believe that the evidence and the law do not support the jury’s findings of infringement, validity and the award of damages. There are strong grounds for appeal and Marvell and MSI will seek to overturn the verdict in post-trial motions before the District Court and, if necessary, to appeal to the U.S. Court of Appeals for the Federal Circuit in Washington, D.C. Marvell and MSI intend to vigorously challenge the judgment through all appropriate post trial motions and appeal processes. In addition, the district court in Pittsburgh has yet to rule on certain of Marvell’s defenses and motions, including laches and Marvell’s renewed request for a mistrial.

As of October 27, 2012, Marvell had not accrued any liability in its financial statements for this lawsuit. In assessing the impact of this jury verdict on its financial statements, Marvell will review the verdict, evaluate the post-trial motions, and evaluate the likelihood of a successful appeal. Marvell has not yet determined the financial impact, if any, to the results of operation for the fourth quarter of fiscal 2013, ending February 2, 2013.

About Marvell

Marvell is a global leader in the development of storage, communications and consumer silicon solutions. Marvell’s diverse product portfolio includes switching, transceiver, communications controller, wireless, and storage solutions that power the entire communications infrastructure, including enterprise, metro, home, and storage networking. As used in this release, the term “Marvell” refers to Marvell Technology Group Ltd. and its subsidiaries. For more information please visit www.marvell.com.

Safe Harbor Statement of Marvell under the Private Securities Litigation Act of 1995:

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding the complex nature of the patents; Marvell’s expectations about its business; Marvell’s and MSI’s beliefs that the evidence and the law do not support the jury’s findings of infringement, validity and the award of damages; and Marvell’s and MSI’s intention to challenge the judgment through all appropriate processes. The forward-looking statements contained in this release are subject to risks and uncertainties, which may cause the actual outcomes or results to vary from those indicated by the forward-looking statements. These risks and uncertainties include any adverse outcomes of any motions or appeals against Marvell and MSI, and other risks and uncertainties, including those more fully described in Marvell’s latest Quarterly Report on Form 10-Q for the quarter ended October 27, 2012, and other factors detailed from time to time in Marvell’s filings with the SEC. Marvell undertakes no obligation to revise or update publicly any forward-looking statements.

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